Exhibit 99.1

The Directors

AbbVie Inc.

1 North Waukegan Road

North Chicago, IL 60064

United States

Morgan Stanley & Co International plc

25 Cabot Square

Canary Wharf

London

E14 4QA

16 September 2019

Dear Ladies and Gentlemen

AbbVie Inc. Profit Forecast

We report on the profit forecasts comprising the statements by AbbVie Inc. (“AbbVie”) and its subsidiaries (together the “AbbVie Group”) in respect of the AbbVie Group non-GAAP diluted earnings per share, and GAAP diluted earnings per share (after taking into account the effect of the discontinuation of the Rova-T Program), for the quarter ending 30 September 2019 and the year ending 31 December 2019 (together the “Profit Forecasts”). The Profit Forecasts and the material assumptions upon which they are based, are set out in the AbbVie Profit Forecast letter issued by AbbVie to shareholders of Allergan plc in which this report is included (the “Profit Forecast Document”).

This report is required by Rule 28.3(a) of the Irish Takeover Panel Act 1997, Takeover Rules, 2013 (the “Rules”) and is given for the purpose of complying with that rule and for no other purpose.

Responsibilities

It is the responsibility of the directors of AbbVie (the “Directors”) to prepare the Profit Forecasts in accordance with the requirements of the Rules.

It is our responsibility to form an opinion as required by Rule 28.3(a) of the Rules as to the proper compilation of the Profit Forecasts and to report that opinion to you.

Save for any responsibility which we may have to those persons to whom this report is expressly addressed and for any responsibility arising under Rule 28.3(a) of the Rules to any person as and to the extent therein provided, to the fullest extent permitted by law we do not assume any responsibility and will not accept any liability to any other person for any loss suffered by any such other person as a result of, arising out of, or in connection with this report or our statement, required by and given solely for the purposes of complying with Rule 24.2(f) of the Rules, consenting to its inclusion in this Profit Forecast Document.

PricewaterhouseCoopers LLP, 1 Embankment Place, London, WC2N 6RH

T: +44 (0) 2075 835 000, F: +44 (0) 2072 124 652, www.pwc.co.uk

PricewaterhouseCoopers LLP is a limited liability partnership registered in England with registered number OC303525. The registered office of

PricewaterhouseCoopers LLP is 1 Embankment Place, London WC2N 6RH. PricewaterhouseCoopers LLP is authorised and regulated by the Financial Conduct Authority for designated investment business.

Basis of Preparation of the Profit Forecast

The Profit Forecasts have been prepared on the basis stated in this Profit Forecast Document and are based on the unaudited interim financial results for the six months ended 30 June 2019, a forecast for the three months to 30 September 2019 and a forecast for the six months to 31 December 2019. The Profit Forecasts are required to be presented on a basis consistent with the accounting policies of AbbVie.

Basis of Opinion

We conducted our work in accordance with the Standards for Investment Reporting issued by the Auditing Practices Board in the United Kingdom. Our work included evaluating the basis on which the historical financial information included in the Profit Forecasts has been prepared and considering whether the Profit Forecasts have been accurately computed based upon the disclosed assumptions and the accounting policies of AbbVie. Whilst the assumptions upon which the Profit Forecasts are based are solely the responsibility of the Directors, we considered whether anything came to our attention to indicate that any of the assumptions adopted by the Directors which, in our opinion, are necessary for a proper understanding of the Profit Forecasts have not been disclosed or if any material assumption made by the Directors appears to us to be unrealistic.

We planned and performed our work so as to obtain the information and explanations we considered necessary in order to provide us with reasonable assurance that the Profit Forecasts have been properly compiled on the basis stated.

Since the Profit Forecasts and the assumptions on which they are based relate to the future and may therefore be affected by unforeseen events, we can express no opinion as to whether the actual results reported will correspond to those shown in the Profit Forecasts and differences may be material.

Our work has not been carried out in accordance with auditing or other standards and practices generally accepted in the United States of America or other jurisdictions and accordingly should not be relied upon as if it had been carried out in accordance with those standards and practices.

Opinion

In our opinion, the Profit Forecasts have been properly compiled on the basis of the assumptions made by the Directors and the basis of accounting used is consistent with the accounting policies of AbbVie.

Yours faithfully

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Chartered Accountants

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